Exhibit 99.1

MMMMMMMMMMMM PRELIMINARY COPY MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 received by X:XXam, Central Time, on XXXXXXXXXXXX XX, 2019. Online GIof ntoo welwewct.rinovneicstvoortviontge,.com/GHDX delete QR code and control # or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/GHDX Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + For Against Abstain ForAgainst Abstain 1. Merger proposal: To adopt the Agreement and Plan of Merger, dated as of July 28, 2019, by and among Exact Sciences Corporation, Spring Acquisition Corp. and Genomic Health, Inc. (the “merger agreement”), and approve the merger contemplated thereby. 2. Merger-related compensation proposal: To approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to Genomic Health’s named executive officers in connection with the merger contemplated by the merger agreement. 3. Adjournment proposal: To approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the special meeting to approve the merger proposal. Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMM C 1234567890 J N T 2 9 6 0 6 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X 4 0346ND MMMMMMMMM B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. A Proposals — The Board of Directors recommends a vote FOR Proposals 1 – 3. 2019 Special Meeting Proxy Card1234 5678 9012 345

PRELIMINARY COPY Special Meeting of Genomic Health, Inc. Stockholders <Month Day, 20XX, X:XXpm PT> [Address] <City>, <State> <Zip Code> Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The material is available at: www.edocumentview.com/GHDX q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Special Meeting of Stockholders — Month Day, 2019 X:XX pm PT Proxy Solicited by the Board of Directors of Genomic Health, Inc. The undersigned hereby authorizes Kimberly J. Popovits and G. Bradley Cole, and each of them, as proxies of the undersigned, with full power of substitution, to represent and vote the shares of common stock of Genomic Health, Inc. (“Genomic Health”) which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Genomic Health to be held at [Address], [City], California [Zip code] on [Day], [Month], 2019 at [Time] (Pacific Time), and at any and all postponements or adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions. Unless a contrary direction is indicated, this Proxy will be voted FOR Proposal 1, approval of the merger proposal, FOR Proposal 2, approval of the merger-related compensation proposal, and FOR Proposal 3, approval of the adjournment proposal. If specific instructions are indicated, this Proxy will be voted in accordance therewith. Please mark, sign, date and mail this proxy card promptly, using the enclosed envelope. (Items to be voted appear on reverse side) Change of Address — Please print new address below. Comments — Please print your comments below. + C Non-Voting Items GENOMIC HEALTH, INC. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/GHDX